Filed pursuant to Rule 424(b)(2)
                                                             File No. 333-123441


Pricing Supplement No. 112 dated February 15, 2006.
(To Prospectus dated April 15, 2005 and Prospectus
Supplement dated May 5, 2005)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2006-017

                        5.20% NOTES DUE FEBRUARY 15, 2011

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                                      PROVISIONS RELATING TO THE NOTES
Principal Amount:               $250,000,000                   Type of Interest Rate:  [X] Fixed  [ ] Floating

Price to Public:                99.993 %                       If Fixed Rate Notes:  Interest Rate: 5.20%

Net Proceeds to Trust:          $249,840,000                   If Floating Rate Notes:  Initial Interest Rate:
                                                               Base Rate:   [ ] CD Rate      [ ] Commercial Paper Rate
CUSIP Number:                   41659EEV5                                   [ ] CMT Rate     [ ] Federal Funds Rate
                                                                            [ ] LIBOR        [ ] Treasury Rate
Agent's Discount:               0.057%                                      [ ] Prime Rate   [ ] Other (See Attached)
                                                               If LIBOR:  [ ] LIBOR Reuters Page
Issuance Date:                  FEBRUARY 23, 2006                         [ ] LIBOR Telerate Page
                                                                          Designated LIBOR Currency
Stated Maturity Date:           FEBRUARY 15, 2011              If CMT Rate, Telerate Page: [ ] 7051   [ ] 7052
                                                                 If 7052:   [ ] Weekly Average   [ ] Monthly Average
Initial Interest Payment Date:  AUGUST 15, 2006                  Designated CMT Maturity Index:
                                                               Interest Reset Dates:
Interest Payment Frequency:     SEMI-ANNUALLY                  Initial Interest Reset Date:
                                                               Index Maturity:
Specified Currency:             U.S. DOLLARS                   Interest Rate Determination Dates:

Regular Record Dates:           15 DAYS PRIOR TO AN            Spread:                           Spread Multiplier:
                                INTEREST PAYMENT DATE.         Maximum Interest Rate:
                                                               Minimum Interest Rate:
                                                               Floating Rate/Fixed Rate Note: [ ] Yes  [ ] No. If yes:
Day Count Convention:           30/360                            Fixed Rate:
                                                                  Fixed Rate Commencement Date:

Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS     Inverse Floating Rate Note [ ] Yes  [ ] No. If yes,
    SUPPLEMENT.                                                 Fixed Interest Rate:

Authorized Denominations: $1,000 AND IN INCREMENTS OF        Sinking Fund:  NONE.
$1,000 THEREAFTER.

Optional Redemption:   Yes [ ]  No [X]                       Calculation Agent:  JPMORGAN CHASE BANK, N.A.
    Optional Redemption Date:  NONE.
    Initial Redemption Percentage: N/A                       Exchange Rate Agent:  N/A
    Annual Percentage Reduction:   N/A
    Redemption may be:     [ ]  In whole only.               Securities Exchange Listing:  NONE.
                           [ ]  In whole or in part.
                                                             Additional Amounts to be Paid: [ ] Yes [X] No

Optional Repayment:  [ ] Yes  [X] No                         Discount Note:  [ ] Yes  [X] No If Yes:
    Optional Repayment Dates:  N/A                           Total Amount of Discount:  N/A
                                                                Yield to Maturity: N/A

Amortizing Note:  [ ] Yes (See attached)  [X] No
                                                             Other Provisions Relating to the Notes: NONE.
Agents: BARCLAYS CAPITAL INC.

Special Tax Considerations:  NONE.
                           INFORMATION RELATING TO THE FUNDING AGREEMENT
Funding Agreement Provider:    HARTFORD LIFE INSURANCE       Type of Interest Rate: [X] Fixed [ ] Floating
                               COMPANY
                                                             If Fixed Rate Funding Agreement:  Interest Rate: 5.20%
Funding Agreement:             FA-406017
                                                             If Floating Rate Funding Agreement Initial Interest Rate:
Contract Payment:              $250,000,015
                                                             Base Rate: [ ] CD Rate    [ ] Commercial Paper Rate
Deposit Amount :               $249,840,015                             [ ] CMT Rate   [ ] Federal Funds Rate
(if different from Contract Payment)                                    [ ] LIBOR      [ ] Treasury Rate
                                                                        [ ] Prime Rate [ ] Other (See Attached)
                                                               If LIBOR:  [ ] LIBOR Reuters Page
Effective Date:                FEBRUARY 23, 2006                          [ ] LIBOR Telerate Page
                                                                          Designated LIBOR Currency:
Stated Maturity Date:          FEBRUARY 15, 2011               If CMT Rate, Telerate Page: [ ] 7051  [ ] 7052
                                                               If 7052:   [ ] Weekly Average [ ] Monthly Average
Initial Interest Payment Date: AUGUST 15, 2006               Designated CMT Maturity Index:
                                                             Interest Reset Frequency:
Interest Payment Frequency:    SEMI-ANNUALLY                 Initial Interest Reset Date:
                                                             Index Maturity:
Specified Currency:            U.S. DOLLARS                  Interest Rate Determination Date:

Day Count Convention:          30/360                        Spread:                         Spread Multiplier
                                                             Maximum Interest Rate:
                                                             Minimum Interest Rate:
                                                             Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes [ ] No
Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS       If yes:    Fixed Rate:
       SUPPLEMENT.                                                        Fixed Rate Commencement Date:

                                                             Inverse Floating Rate Funding Agreement: [ ] Yes [ ] No
Optional Redemption:   Yes [ ]  No [X]                         If yes:    Fixed Interest Rate:
Optional Redemption Date: NONE
    Initial Redemption Percentage: N/A                       Amortizing Funding Agreement:   [ ] Yes  (See attached)
    Annual Percentage Reduction:   N/A                                                       [X] No
    Redemption may be:   [ ]  In whole only.
                         [ ]  In whole or in part.           Discount Funding Agreement:  [ ] Yes  [X] No. If yes:
                                                                  Total Amount of Discount: N/A
                                                                  Yield to Maturity:  N/A
Optional Repayment:  [ ] Yes [X] No
  Optional Repayment Dates:  N/A                             Additional Amounts to be Paid:  [ ] Yes [X] No

Other Provisions Relating to the Funding Agreement:  NONE.

                                                             Special Tax Considerations: NONE.

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of February 23, 2006, the Notes will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA

The Moody's rating also extends to the Program under which the Notes are issued.

It is anticipated that, as of February 23, 2006, the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA









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